      As filed with the Securities and Exchange Commission on July 1, 1997

                                                 Registration No. 333-________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               TIB FINANCIAL CORP.
             (Exact Name of Registrant as Specified In Its Charter)


       Florida                                            65-0655973
(State of Incorporation)                               (I.R.S. Employer
                                                      Identification No.)


                             99451 Overseas Highway
                          Key Largo, Florida 33037-7808
              (Address of principal executive office and zip code)


                           --------------------------

                               TIB FINANCIAL CORP.
                         INCENTIVE STOCK OPTION PLAN AND
                         NONSTATUTORY STOCK OPTION PLAN
                            (Full title of the plan)

                           --------------------------




           Edward V. Lett                                          With a copy to:
President and Chief Executive Officer                         Stanley H. Pollock, Esq.
          TIB Financial Corp.                                     Holland & Knight
        99451 Overseas Highway                                       Suite 2000
     Key Largo, Florida  33037-7808                              One Atlantic Center
             (305) 451-4660                                 1201 West Peachtree Street, N.E.
(Name, address and telephone number, including                Atlanta, Georgia  30309-3400
        area code, of agent for service)                             (404) 817-8500



                                                  CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                           Proposed                  Proposed
       Title of                                             Maximum                   Maximum
      Securities                  Amount                   Offering                  Aggregate                 Amount of
         to be                     to be                   Price Per                 Offering                Registration
      Registered              Registered (1)               Share (2)                 Price (2)                  Fee (2)
--------------------------------------------------------------------------------------------------------------------------------
     Common Stock              869,610 shs.                 $15.625                 $13,587,656                $4,118.00
================================================================================================================================

(1) This Registration Statement also covers such indeterminable number of additional shares of Common Stock as may become deliverable as a result of future adjustments in accordance with the terms of the TIB Financial Corp. Incentive Stock Option and Nonstatutory Stock Option Plan.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the bid and asked price of the Common Stock of TIB Financial Corp. as quoted on the Nasdaq National Market on June 25, 1997.


                               PAGE 1 OF 19 PAGES
                             EXHIBIT INDEX ON PAGE 7

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         TIB Financial Corp. (the "Registrant") hereby states that the documents listed in (a) through (c) below are incorporated by reference in this Registration Statement, and further states that all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         (a) The Registrant's Prospectus, dated May 12, 1997, filed pursuant to Rule 424(b)(3) under the Securities Act of 1933, containing audited financial statements for the Registrant's three fiscal years ended December 31, 1996.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1996.

         (c) The description of the Registrant's Common Stock contained in the Form 8-A Registration Statement, dated April 2, 1997, as amended, under Section 12(g) of the Securities Exchange Act of 1934.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 607.0831 of the Florida Business Corporation Act provides that a corporation's articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director. This Section also provides, however, that such a provision shall not eliminate or limit the liability of a director (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (ii) for acts or omissions involving intentional misconduct or a knowing violation of law, (iii) for certain other types of liability set forth in the Act, and (iv) for transactions from which the director derived an improper personal benefit.
Article 6 of the Registrant's Articles of Incorporation contains a provision eliminating or limiting the personal liability of a director of the Registrant to the fullest extent authorized by the Florida Business Corporation Act.

         In addition, Section 607.0850 of the Florida Business Corporation Act provides for indemnification of directors and officers of the Registrant for liability and expenses reasonably incurred by them in connection with any civil, criminal, administrative, or investigative action, suit or proceeding in which they may become involved by reason of being a director or officer of the Registrant. Indemnification is permitted if the director or officer acted in a manner which he believed in good faith to be in or not opposed to the best interests of the Registrant and, with respect to criminal actions, if he had no reasonable cause to believe his conduct to be unlawful. Article 8 of the Registrant's Articles of Incorporation contains a provision providing for the indemnification of officers and directors and advancement of expenses to the fullest and officers liability insurance which insures against liabilities that directors and officers of the Registrant may incur in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit No.                   Description
         -----------                   -----------

         4 TIB Financial Corp. Incentive Stock Option Plan and Nonstatutory Stock Option Plan

         5 Opinion of Holland & Knight, as to the legality of the securities being registered

         23.1 Consent of Holland & Knight (included in Exhibit 5 hereto)

         23.2 Consent of KPMG Peat Marwick LLP, independent certified public accountants

         23.3 Consent of Bricker & Melton, P.A., independent certified public accountants

         24             Power of Attorney (included in signature page)

ITEM 9.  UNDERTAKINGS

         A.  The undersigned Registrant hereby undertakes that it will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Key Largo, State of Florida, on this 3rd day of June, 1997.

                                                 TIB FINANCIAL CORP.



                                                 By:   /s/ Edward V. Lett
                                                    ----------------------
                                                       Edward V. Lett
                                                       President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints EDWARD V. LETT as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                           Title                       Date
      ---------                           -----                       ----

  /s/ Edward V. Lett          Director, President and Principal    June 3, 1997
-------------------------     Executive Officer; Principal
Edward V. Lett                Financial and Accounting Officer

                              Director
-------------------------
W. Kenneth Meeks


/s/ BG Carter                 Director                             June 6, 1997
-------------------------
BG Carter


/s/ Armando J. Henriquez      Director                             June 6, 1997
-------------------------
Armando J. Henriquez


-------------------------     Director and Chairman
James R. Lawson, III


/s/ Scott A. Marr             Director                             June 3, 1997
-------------------------
Scott A. Marr


-------------------------     Director
Derek D. Martin-Vegue


/s/ Joseph H. Roth, Jr.       Director                             June 8, 1997
-------------------------
Joseph H. Roth, Jr.


-------------------------     Director
Marvin F. Schindler


/s/ Richard J. Williams       Director                             June 5, 1997
-------------------------
Richard J. Williams

                                INDEX TO EXHIBITS


Exhibit No.                                 Description                                             Sequential Page
-----------                                 -----------                                             ---------------
4                          TIB Financial Corp. Incentive Stock Option Plan                                8
                           and Nonstatutory Stock Option Plan

5                          Opinion of Holland & Knight,                                                   16
                           as to the legality of the securities
                           being registered

23.1                       Consent of Holland & Knight                                                    --
                           (included in Exhibit 5 hereto)

23.2                       Consent of KPMG Peat Marwick LLP,                                              18
                           independent certified public accountants

23.3                       Consent of Bricker & Melton, P.A.,                                             19
                           independent certified public accountants

24                         Power of Attorney (included in signature page)                                 --

